SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                of 1934




Date of Report
(Date of earliest event reported):  December 11, 1998
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                   SAN DIEGO GAS & ELECTRIC COMPANY
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       (Exact name of registrant as specified in its charter)


CALIFORNIA                      1-3779                     95-1184800
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(State of incorporation      (Commission             (I.R.S. Employer
or organization)             File Number)          Identification No.


101 ASH STREET, SAN DIEGO, CALIFORNIA                           92101
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(Address of principal executive offices)                   (Zip Code)


                                                       (619) 696-2000
Registrant's telephone number, including area code-------------------


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   (Former name or former address, if changed since last report.)

                                   FORM 8-K

Item 5.  Other Events

On December 11, 1998 contracts were executed for the sale of SDG&E's 693-MW South Bay Power Plant, 951-MW Encina Power Plant and 17 combustion-turbine generators. The South Bay Power Plant is being sold to the San Diego Unified Port District for $112 million. The Encina Power Plant and the combustion-turbine generators are being sold to Dynegy, Inc. and NRG Energy, Inc. for $356 million. Book value of these assets is $200 million. The proceeds from the sales of the plants, net of the assets' book value, the costs of the sales and certain environmental cleanup costs, will be applied directly to the recovery of SDG&E's other approved transition costs. The sales are subject to regulatory approvals and are expected to close during the first quarter of 1999.






                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SAN DIEGO GAS & ELECTRIC COMPANY
                                             (Registrant)


Date: December 16, 1998             By: /s/ Edwin L. Guiles
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                                            Edwin L. Guiles
                                            President